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                                                                      EXHIBIT 12

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                              Fiscal Years Ended
                                  ---------------------------------------------------------------------------
                                  April 28, 2004   April 30, 2003   May 1, 2002    May 2, 2001    May 3, 2000
(in thousands)                      (52 weeks)       (52 weeks)      (52 weeks)     (52 weeks)    (53 weeks)
--------------                    --------------   --------------   ------------   ------------   -----------
Fixed Charges:
  Interest expense(a)...........     $139,427         $149,316        $145,966       $ 20,712      $  5,027
  Capitalized interest..........           --               --              --          1,917            --
  Interest component of rental
     expense....................        7,759            6,822           8,869         10,307         7,949
                                     --------         --------        --------       --------      --------
     Total fixed charges........     $147,186         $156,138        $154,835       $ 32,936      $ 12,976
                                     --------         --------        --------       --------      --------
Earnings:
  Income from continuing
     operations before income
     taxes, minority interest
     and cumulative effect of
     accounting changes.........     $433,958         $258,290        $462,688       $444,155      $511,848
  Add: Interest expense(a)......      139,427          149,316         145,966         20,712         5,027
  Add: Interest component of
     rental expense.............        7,759            6,822           8,869         10,307         7,949
  Add: Amortization of
     capitalized interest.......           --               --             128            715           715
                                     --------         --------        --------       --------      --------
     Earnings as adjusted.......     $581,144         $414,428        $617,651       $475,889      $525,539
                                     --------         --------        --------       --------      --------
  Ratio of earnings to fixed
     charges....................         3.95             2.65            3.99          14.45         40.50
                                     ========         ========        ========       ========      ========

---------------
(a) Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.

                      H. J. HEINZ COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                              Fiscal Years Ended
                                  ---------------------------------------------------------------------------
                                  April 28, 2004   April 30, 2003   May 1, 2002    May 2, 2001    May 3, 2000
(in thousands)                      (52 weeks)       (52 weeks)      (52 weeks)     (52 weeks)    (53 weeks)
--------------                    --------------   --------------   ------------   ------------   -----------
Fixed Charges:
  Interest expense(a)...........    $  215,563       $  226,152      $  233,657     $  265,062    $  208,845
  Capitalized interest..........            --               --              48          8,239            --
  Interest component of rental
     expense....................        33,276           27,666          28,217         26,344        29,054
                                    ----------       ----------      ----------     ----------    ----------
     Total fixed charges........    $  248,839       $  253,818      $  261,922     $  299,645    $  237,899
                                    ----------       ----------      ----------     ----------    ----------
Earnings:
  Income from continuing
     operations before income
     taxes and effect of change
     in accounting principle....    $1,168,551       $  868,731      $1,050,520     $  754,426    $1,288,691
  Add: Interest expense(a)......       215,563          226,152         233,657        265,062       208,845
  Add: Interest component of
     rental expense.............        33,276           27,666          28,217         26,344        29,054
  Add: Amortization of
     capitalized interest.......         1,924            1,666           1,862          2,129         2,799
                                    ----------       ----------      ----------     ----------    ----------
     Earnings as adjusted.......    $1,419,314       $1,124,215      $1,314,256     $1,047,961    $1,529,389
                                    ----------       ----------      ----------     ----------    ----------
  Ratio of earnings to fixed
     charges....................          5.70             4.43            5.02           3.50          6.43
                                    ==========       ==========      ==========     ==========    ==========

---------------
(a) Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.